Exhibit 1.1

EXECUTION VERSION

2,736,223 Shares

AXIS CAPITAL HOLDINGS LIMITED

Common Shares, par value $0.0125 Per Share

UNDERWRITING AGREEMENT

February 11, 2013

February 11, 2013

UBS Securities LLC

299 Park Avenue

New York, NY 10179

Ladies and Gentlemen:

Certain shareholders (the “Selling Shareholders”) of AXIS Capital Holdings Limited, a Bermuda exempted company with limited liability (the “Company”), named in Schedule I hereto, severally propose to sell to UBS Securities LLC (the “Underwriter”), an aggregate of 2,736,223 Common Shares, par value $0.0125 per share, of the Company (the “Shares”), with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name under “Number of Shares to Be Sold” in Schedule I hereto. The Common Shares, par value $0.0125 per share of the Company, including the Shares, are hereinafter referred to as the “Common Stock”.

The Company has entered into (i) an agreement with Trident II, L.P., dated as of February 6, 2013, (ii) an agreement with Marsh & McLennan Capital Professionals Fund, L.P., dated as of February 6, 2013 and (iii) an agreement with Marsh & McLennan Employees’ Securities Company, L.P., dated as of February 6, 2013 (each a “Share Repurchase Agreement” and collectively, the “Share Repurchase Agreements”), pursuant to which the Company has agreed to repurchase an aggregate of 3,000,000 shares of the Company’s Common Stock from the Selling Shareholders at a price per share equal to $38.70 per share (the “Share Repurchase”). The Share Repurchase is expected to close on February 14, 2013. The consummation of the Share Repurchase is not conditioned upon the closing of the sale of the Shares pursuant to this Agreement, and the closing of the sale of the Shares is not conditioned upon the consummation of the Share Repurchase.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File Nos. 333-165548 and 333-165548-01) on Form S-3-ASR, including a prospectus, relating to securities (the “Shelf Securities”), including the Shares. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus covering the Shelf Securities, dated March 18, 2010, is hereinafter referred to as the “Registration Statement”; and the related prospectus covering the Shelf Securities dated March 18, 2010 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares, is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” means a free writing prospectus, if any, as defined in Rule 405 under the Securities Act that constitutes an offer to sell or a solicitation of an offer to buy the Shares and “Time of Sale Prospectus” means the Basic Prospectus together with the preliminary prospectus supplement, subject to completion, dated February 11, 2013 and the free writing prospectuses, if any, identified in Schedule II hereto and the information included on Schedule III hereto, all considered together. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, deemed to be incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter and each Selling Shareholder that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and deemed to be incorporated by reference in the Time of Sale Prospectus or the Prospectus prior to the end of the period in which the Underwriter is required by law to deliver the Prospectus in connection with sales by an underwriter or any dealer, complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became or becomes effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus at the time when sales of the Shares in connection with the offering were first made will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, each furnished to the Underwriter before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus.

(d) Deloitte & Touche, whose report is included in the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) included in the Registration Statement and the Time of Sale Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act; and the supporting schedules included in the Registration Statement present fairly in all materials respects the information required to be stated therein.

(e) The Company has been duly incorporated, is validly existing as a company in good standing (including as an exempted company) under the laws of Bermuda (good standing meaning that it has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda governmental fee or tax which would make it liable to be struck off the registrar of companies and thereby cease to exist under the laws of Bermuda), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing or operating of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) Each of AXIS Specialty Limited, AXIS Re SE and AXIS Reinsurance Company (hereafter, the “Designated Subsidiaries”) has been duly incorporated, is validly existing as a company or corporation, as the case may be, in good standing under the laws of the jurisdiction of its incorporation (good standing meaning, with respect to each of the Designated Subsidiaries, that each has not failed to make any required filing with any government authority of the jurisdiction of its incorporation or to pay any government fee or tax in its jurisdiction of incorporation which would make it liable to be struck off the register of companies and thereby cease to exist under the laws of its jurisdiction of incorporation), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (good standing meaning, with respect to each of the Designated Subsidiaries, that each has not failed to make any required filing with any government authority of the jurisdiction of its incorporation or to pay any government fee or tax in its jurisdiction of incorporation which would make it liable to be struck off the register of companies and thereby cease to exist under the laws of its jurisdiction of incorporation) in each jurisdiction in which the conduct of its business or its ownership or leasing or operating of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Designated Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (non-assessable meaning, with respect to each of the Designated Subsidiaries, that no further sums are payable with respect to the holding of such shares and the member shall not be bound by an alteration (unless it agrees in writing to such alteration) in the memorandum of association or the bye-laws or equivalent organizational documents of such Designated Subsidiary after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, such Designated Subsidiary) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims, preemptive rights or restrictions upon voting or transfer except, in the case of restrictions on transfer, as described in the Prospectus. Except for AXIS Specialty Europe SE, Sirius

Australia Holdings Pty Ltd, Dexta Corporation Pty Ltd, AXIS Specialty UK Holdings Limited, AXIS Specialty Holdings Ireland Limited, AXIS Specialty Global Holdings Limited, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty U.S. Holdings, Inc., AXIS Insurance Company, AXIS Surplus Insurance Company, AXIS Specialty Insurance Company, AXIS Specialty U.S. Services, Inc., AXIS Group Services, Inc., AXIS Specialty Holdings Bermuda Limited, AXIS Re Limited Escritorio de Representacao No Brasil Ltda., AXIS Specialty Canada Services, ULC, and AXIS Specialty Finance LLC, none of which is a “significant subsidiary” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Securities Act, the Designated Subsidiaries are the only subsidiaries of the Company.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) Each Share Repurchase Agreement has been duly authorized, executed and delivered by the Company.

(i) The authorized capital shares of the Company conform as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(j) The capitalization of the Company as of September 30, 2012 conforms in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus. All of the issued and outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights.

(k) The execution and delivery by the Company of, or the performance by the Company of its obligations under, this Agreement and each Share Repurchase Agreement, and the consummation of the transactions contemplated by this Agreement and each Share Repurchase Agreement, will not (i) contravene or result in a breach or violation of, or constitute a default under, (A) the charter, memorandum of association, bye-laws or other governing documents of the Company or any of its subsidiaries, (B) any provision of applicable law or any regulation, rule, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or any of their respective properties or (C) any agreement, indenture or other instrument binding upon the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or to which any of its properties are subject, or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property of the Company or any of its subsidiaries, except (other than with respect to clause (i)(A)) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole. Except for permits, consents, approvals and similar authorizations required by the securities or “Blue Sky” laws of certain jurisdictions in connection with the offer and sale of the Shares and permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (other than pursuant to the Company’s share repurchase program, including the Share Repurchase Agreements), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Time of Sale Prospectus and the Prospectus.

(m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the

Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) Each of the Company and its Designated Subsidiaries has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has filed all reports, documents and other information required to be filed pursuant to the applicable laws of Bermuda, Ireland and the United States (and any State thereof) and all other relevant jurisdictions as is necessary to engage in the business currently conducted by it in the manner described in the Prospectus (each, an “Authorization”), except where the failure, individually or in the aggregate, to file such report, document or information would not have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) fulfilled and performed all obligations necessary to maintain each Authorization, except where the failure to fulfill or perform such obligation, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole and (iii) no knowledge of any pending or threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination, material adverse modification, material adverse impairment or suspension of any Authorization. All such Authorizations are valid and in full force and effect and the Company and the Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to comply, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as whole. Except as otherwise described in or contemplated by the Time of Sale Prospectus and the Prospectus, the Company has not received any order or decree from any insurance regulatory agency or body impairing, restricting or prohibiting the payment of dividends by any Designated Subsidiary to its parent and has not otherwise agreed to any such impairment, restriction or prohibition.

(r) The Shares have been approved for listing on the New York Stock Exchange.

(s) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(t) The Company has no knowledge of any threatened or pending downgrading of any of its or its Designated Subsidiaries’ claims-paying ability rating by Moody’s Investors Service, Standard & Poor’s Rating Service, a Division of The McGraw-Hill Companies, Inc., or A.M. Best Company, Inc., the only “nationally recognized statistical rating organizations,” as such term is defined in Section 3(a)(62) of the Exchange Act, which currently rate the claims-paying ability of the Company or any of the Designated Subsidiaries.

(u) The Company and each of the Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any material patents, patent rights, licenses, inventions, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, which would reasonably be expected to have, individually or in the aggregate, a material adverse affect on the Company and its subsidiaries, taken as a whole.

(w) None of the Company or any of its Designated Subsidiaries (i) is in violation of its charter, memorandum of association or bye-laws or articles of association or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement (including any retrocessional or reinsurance treaty, contract or arrangement), indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (iii) is in violation of any insurance law, rule or regulation to which it or its property is subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

(x) Except as disclosed in the Time of Sale Prospectus and the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the Company or its subsidiaries are a party as the reinsured or insured are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. None of the Company or any of its Designated Subsidiaries has received any notice or otherwise has knowledge that any of the other parties to such retrocessional and reinsurance treaties, contracts, agreements or arrangements intends not to perform, or will be unable to perform, in any material respect such retrocessional or reinsurance treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has, on behalf of the Company or any of its subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(z) The operations of the Company and its subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries alleging such failure to comply with the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(bb) None of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or from making any other distribution on such subsidiary’s capital stock, except as described in or contemplated by the Time of Sale Prospectus and the Prospectus.

(cc) Neither the Underwriter nor any subsequent purchaser of the Shares (other than any purchaser resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

(dd) There are no currency exchange control laws or withholding taxes of Bermuda that would be applicable to the payment of dividends on the Shares by the Company (other than to residents of Bermuda for Bermuda exchange control purposes).

(ee) Any tax returns required to be filed in any jurisdiction by the Company or any of its subsidiaries have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities, have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest except to the extent that the failure to so file or pay would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (A) any of them was characterized as a “personal holding company” as defined in Section 542 of the Internal Revenue Code of 1986, as amended (the “Code”), (B) any of them other than the AXIS Specialty Finance LLC, AXIS Insurance Company, AXIS Surplus Insurance Company, AXIS Specialty Insurance Company, AXIS Specialty U.S. Holdings, Inc., AXIS Reinsurance Company, AXIS Specialty U.S. Services, Inc. or AXIS Group Services, Inc. (collectively the “U.S. Subsidiaries”) was characterized as engaged in a U.S. trade or business, (C) any of them other than AXIS Specialty UK Holdings Limited, AXIS Specialty Europe SE or AXIS Specialty Holdings Ireland Limited (the “U.K./Irish Subsidiaries”) was characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (D) any of them other than AXIS Specialty Europe SE, AXIS Re SE, AXIS Specialty Holdings Ireland Limited or AXIS Specialty Global Holdings Limited (the “Irish Subsidiaries”) was characterized as resident, managed or controlled or carrying on a trade through a branch or agency in Ireland. No deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the Company’s knowledge, threatened. There is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

(ff) Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the heading “Certain Tax Considerations,” the Company does not believe nor does it anticipate: (i) that either the Company or any of its subsidiaries has been, currently should be, or upon the sale of the Shares herein contemplated should be (A) treated as a “passive foreign investment company” as defined in Section 1297(a) of the Code,

(B) characterized as a “personal holding company” as defined in Section 542 of the Code, (C) except for the U.S. Subsidiaries, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code, (D) except for the U.K./Irish Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (E) except for the Irish Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in Ireland; or (ii) that any person who owns shares of the Company directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10% or more of the total voting power of the Company or any of its foreign subsidiaries.

(gg) AXIS Specialty Limited, AXIS Re SE and AXIS Reinsurance Company intend to operate in a manner that is intended to ensure that the related person insurance income of each of AXIS Specialty Limited, AXIS Re SE or AXIS Reinsurance Company does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.

(hh) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

2. Representations and Warranties of the Selling Shareholders. The Selling Shareholders, severally and not jointly, represent and warrant to and agree with the Underwriter and the Company that:

(a) This Agreement has been duly authorized, executed and delivered by (i) Trident II, L.P. by Trident Capital II, L.P., as its general partner and CD Trident II, LLC, as a general partner of Trident Capital II, L.P., (ii) Marsh & McLennan Capital Professionals Fund, L.P. by Stone Point GP Ltd., as its general partner and (iii) Marsh & McLennan Employees’ Securities Company, L.P. by Marsh & McLennan GP I, Inc., as its general partner.

(b) The execution and delivery by such Selling Shareholder of, or the performance by such Selling Shareholder of its obligations under, this Agreement and each Share Repurchase Agreement, and the consummation of the transactions contemplated by this Agreement and each Share Repurchase Agreement, will not (i) contravene or result in a breach or violation of, or constitute a default under, (A) the memorandum of association, bye laws or other governing documents of such Selling Shareholder, (B) any provision of applicable law or any regulation, rule, judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder or any of its properties or (C) any agreement, indenture or other instrument binding upon such Selling Shareholder or to which such Selling

Shareholder is a party or to which any of its properties are subject, or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property of such Selling Shareholder, except (other than with respect to clause (i)(A)) as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereby and thereby. Except for permits, consents, approvals and similar authorizations required by the securities or “Blue Sky” or insurance securities laws of certain jurisdictions in connection with the offer and sale of the Shares and permits, consents, approvals and authorizations which have been obtained, no permit consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation by such Selling Shareholder of the transactions contemplated by this Agreement.

(c) Such Selling Shareholder is, and on the Closing Date will be, the registered holder of a certificated security representing, and/or has and will have a “security entitlement” within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code (the “NYUCC”) in respect of, the Shares to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances, and such Selling Shareholder’s entry into this Agreement and such Selling Shareholder’s sale, transfer and delivery of the Shares to be sold by such Selling Shareholder have been duly authorized by all necessary corporate and/or organizational action, if any, and such Selling Shareholder has the legal right and power to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares. The Shares to be sold by such Selling Shareholder are not subject to any preemptive or similar rights, and such Selling Shareholder has all rights in and full power and authority to transfer such Shares.

(d) Upon delivery in New York of any certificate or certificates representing the Shares to be sold by such Selling Shareholder, properly indorsed in blank by an effective indorsement, to either (i) Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) or (ii) the Underwriter purchasing such Shares, and upon payment for such Shares as contemplated by this Agreement, Cede (or such other nominee) or the Underwriter, as the case may be, will acquire all of such Selling Shareholder’s rights in such Shares that such Selling Shareholder has or has the power to transfer, free of any adverse claim within the meaning of Section 8-102(a)(1) of the NYUCC; provided that Cede (or such other nominee) or the Underwriter, as the case may be, has no notice of any adverse claim (within the meaning of Section 8-105 of the NYUCC) to such Shares. Assuming the proper execution of an entitlement order (within the meaning of Section 8-102(a)(8) of the NYUCC) given by such Selling Shareholder to the securities intermediary (within the meaning of Section 8-102(a)(14) of the NYUCC) maintaining the security entitlement for such Selling Shareholder with respect to the Shares to be sold by such Selling Shareholder, and assuming that as a result of the execution of such order a security entitlement with respect to such Shares is properly credited at a securities intermediary (within the meaning of Section 8-102(a)(14) of the NYUCC) to the account of the Underwriter purchasing such Shares, upon payment for such Shares as contemplated by this Agreement, then no action based on an adverse claim within the meaning of Section 8-102(a)(1) of the NYUCC may be asserted against the Underwriter with respect to such security entitlement to the extent that (i) the Underwriter had no notice of such adverse claim within the meaning of Section 8-105 of the NYUCC and (ii) the Underwriter is the entitlement holder (within the meaning of Section 8-102(a)(8) of the NYUCC) with respect to the securities account to which such security entitlement is credited.

(e) (i) The Registration Statement, as amended to the date of this Agreement, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Time of Sale Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(e) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus or any amendments or supplements thereto.

(f) Each Share Repurchase Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

3. Agreements to Sell and Purchase. (a) Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, agrees to purchase from such Selling Shareholder at $39.25 per share (the “Purchase Price”), the respective number of Shares set forth opposite each Selling Shareholder’s name on Schedule I.

Each Selling Shareholder hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 45 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to the Shares to be sold hereunder or pursuant to the Share Repurchase Agreements.

(b) The Underwriter represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.

(c) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Shares to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall require the Company or the Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this subsection (c), the expression an “offer of Shares to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe the Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(d) No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Selling Shareholders, or their respective stockholders, creditors, employees or any other party, (iii) the Underwriter has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) and the Underwriter has no obligation to the Company or the Selling Shareholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Shareholders, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholders has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

4. Offering by the Underwriter. The Underwriter shall offer the Shares for resale as set forth in the Prospectus.

5. Payment and Delivery. Payment for the Shares to be sold by the Selling Shareholders shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Shares for the account of the Underwriter at 10:00 a.m., New York City time, on February 14, 2013, or at such other time on the same or such other date, not later than the second business day thereafter as shall be designated in writing by the Underwriter. The time and date of such payment are hereinafter referred to as the “Closing Date”.

The Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than one full business day prior to the Closing Date. The Shares shall be delivered to the Underwriter on the Closing Date for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter, duly paid by the Selling Shareholders, against payment of the Purchase Price therefor.

6. Conditions to the Underwriter’s Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriter and the obligation of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy of the representations and warranties on the part of the Selling Shareholders contained herein as of the date hereof and the Closing Date and, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the accuracy of the statements of the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by each of the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s or any Designated Subsidiary’s securities or in the Company’s or any Designated Subsidiary’s financial strength or claims paying ability rating by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Underwriter, is material and adverse and that makes it, in the judgment of the Underwriter, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriter shall have received on the Closing Date (i) a certificate, dated such Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date and (ii) a certificate, dated such Closing Date and signed by or on behalf of the Selling Shareholders, to the effect that the representations and warranties of the Selling Shareholders contained in this Agreement are true and correct as of such Closing Date and that the Selling Shareholders have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before such Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriter shall have received on the Closing Date an opinion and a letter of Simpson Thacher & Bartlett LLP, outside counsel for the Company, dated such Closing Date, substantially to the effect set forth in Exhibit A-1 and A-2 hereto.

(d) The Underwriter shall have received on the Closing Date an opinion of Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, dated such Closing Date, substantially to the effect set forth in Exhibit B hereto.

(e) The Underwriter shall have received on the Closing Date an opinion of Debevoise & Plimpton LLP, special counsel for the Selling Shareholders, dated such Closing Date, substantially to the effect set forth in Exhibit C-1 hereto.

(f) The Underwriter shall have received on the Closing Date opinions of Walkers, special counsel for the Selling Shareholders, dated such Closing Date, substantially to the effect set forth in Exhibit C-2, Exhibit C-3 and Exhibit C-4 hereto.

(g) The Underwriter shall have received on the Closing Date an opinion of the General Counsel for the Company, dated such Closing Date, substantially to the effect set forth in Exhibit D hereto.

(h) The Underwriter shall have received on the Closing Date (i) an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriter, and (ii) a letter from Cravath, Swaine & Moore LLP, counsel for the Underwriter, dated the Closing Date, in form and substance reasonably acceptable to the Underwriter.

(i) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or such Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Deloitte & Touche, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

With respect to Section 6(e) and 6(f) above, counsel to the Selling Shareholders may rely upon with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Selling Shareholders contained herein and in other documents and instruments; provided that copies of any such other documents and instruments shall be delivered to the Underwriter and shall be in form and substance satisfactory to counsel for the Underwriter.

The opinions of Simpson Thacher & Bartlett LLP, Conyers Dill & Pearman Limited, Debevoise & Plimpton LLP, Walkers and the General Counsel of the Company described in Sections 6(c), 6(d), 6(e), 6(f) and 6(g) above shall be rendered to the Underwriter at the request of the Company or the Selling Shareholders, as the case may be, and shall so state therein.

7. Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

(a) To furnish to the Underwriter, without charge, one signed copy of the Registration Statement and all amendments thereto (without exhibits thereto) and to deliver to the Underwriter in New York City, without charge, during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(c) To retain, in accordance with the rules and regulations of the Commission, all free writing prospectuses not required to be filed pursuant to such rules and regulations; and to furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.

(d) Not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act an electronic road show under Rule 433 under the Securities Act.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to material taxation or service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h) To make generally available to the Company’s security holders and to the Underwriter as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 30 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in each or otherwise; provided, however, that the foregoing agreement shall not restrict (1) the Company’s ability to take any such action if the Company’s Board of Directors determines in good faith and after providing prompt notice to the Underwriter that, solely as result of insurance or reinsurance claims or losses arising, or catastrophes occurring, after the date of this Agreement, such action is reasonably necessary in the prudent financial management of the Company and (2) the issuance by the Company of Common Shares upon the exercise of an option or other incentive grant or the conversion or exercise of a security outstanding on the date hereof and the issuance by the Company of common shares, options, incentive grants or other securities convertible into or exercisable for Common Shares pursuant to equity incentive plans existing on the date hereof.

(j) If all of the Shares have not been sold by the Underwriter prior to March 18, 2013, to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include any such registration statement declared effective by the Commission.

8. Covenants of the Underwriter. (a) The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b) The Underwriter covenants with the Company not to use, authorize use of, refer to, or participate in the planning for use of, any free writing prospectus other than a previously filed issuer free writing prospectus without the prior consent of the Company.

(c) The Underwriter covenants with the Company that it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the

Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1) under the Securities Act, if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and any dealers, in the quantities hereinabove specified; (ii) the costs and charges of any transfer agent, registrar or depository; and (iii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholders, jointly and severally, agree to pay or cause to be paid: (A) the fees, disbursements and expenses of the counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all printing costs associated with the Prospectus and amendments and supplements to any of the foregoing and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities herein specified; (B) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, other than costs and expenses paid pursuant to clause (ii) above; (C) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (D) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by The Financial Industry Regulatory Authority (“FINRA”) (such fees and disbursements of counsel, together with fees and disbursements of counsel pursuant to clause (C) above, not to exceed $10,000), (E) the document production charges and expenses associated with printing this Agreement; (F) all costs and expenses incident to listing the Shares on the New York Stock Exchange; and (G) all other costs and expenses incident to the performance of the obligations of the Selling Shareholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10, Section 12 and Section 16(d), the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any Shares by it and any advertising expenses connected with any offers it may make.

10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(b) The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in reference to information relating to any Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder, respectively, expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto. The liability of any Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Purchase Price of the Shares sold by such Selling Shareholder under this Agreement.

(c) The Underwriter agrees to indemnify and hold harmless the Company, the directors of the Company, the Selling Shareholders, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter or an affiliate of the Underwriter (within the meaning of Rule 405 under the Securities Act) expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendments or supplements thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (x) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (y) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the indemnifying party shall pay the reasonable fees and disbursements of such counsel related to such proceeding and such counsel shall be reasonably satisfactory to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholders and all persons, if any, who control the Selling Shareholders within the meaning of either such section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of the Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the sale of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the sale of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the sale of the Shares (before deducting expenses) received by the Company and the Selling Shareholders and the total discounts and commissions received by the Underwriter in any resale of the Shares bear to the aggregate offering price of the Shares in such resale. The relative fault of the Company, the Selling Shareholders and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of the Selling Shareholders under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Purchase Price of the Shares sold by the Selling Shareholders, respectively under this Agreement.

(f) The Company, the Selling Shareholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter, the Selling Shareholders or any person controlling the Selling Shareholders, or any affiliate of the Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11. Termination. The Underwriter may terminate this Agreement by notice given by the Underwriter to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Bermuda authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12. Effectiveness; Default. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a) If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

(b) If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Selling Shareholder shall be unable to perform its obligations under the Agreement, the Selling Shareholders, jointly and severally, will reimburse the Underwriter for all out of pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated thereby.

13. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of, the Underwriter, the Company and the Selling Shareholders, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign solely by reason of such purchase.

14. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company, the Selling Shareholders and the Underwriter with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law; Submission to Jurisdiction; Appointment of Agent for Service; Judgment Currency.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(b) Each of the Company and each Selling Shareholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration

Statement or the offering of the Shares. Each of the Company and each Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent the Company or any Selling Shareholder has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process with respect to itself or its property, it irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(c) Each of the Company and each Selling Shareholder hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, NY 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. Each of the Company and each Selling Shareholder agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. Each of the Company and each Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and each Selling Shareholder represents and warrants that its agent has agreed to act as agent for service of process, and each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(d) In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in currency (the “judgment currency”) other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the “Indemnitee”) against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of the Company, the Selling Shareholders and the Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any reasonable premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Notices. All communications hereunder shall be in writing and effective only upon receipt and delivered, mailed or sent to the Underwriter, the Selling Shareholders or the Company, as applicable, at its address set forth in Schedule II hereto.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[SIGNATURES FOLLOW]

Very truly yours,

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ James O’Shaughnessy
Name: James O’Shaughnessy
Title: Executive Vice President and Chief Accounting Officer

TRIDENT II, L.P.

By: Trident Capital II, L.P., its sole general partner

By: CD Trident II, LLC, a general partner

By:	/s/ David J. Wermuth
Name: David J. Wermuth
Title: Vice President

MARSH & MCLENNAN CAPITAL PROFESSIONALS FUND, L.P.

By: Stone Point GP Ltd., its sole general partner

By:	/s/ David J. Wermuth
Name: David J. Wermuth
Title: Secretary

MARSH & MCLENNAN EMPLOYEES’ SECURITIES COMPANY, L.P.

By: Marsh & McLennan GP I, Inc., its sole general partner

By: Stone Point Capital LLC, agent/attorney-in-fact

By:	/s/ David J. Wermuth
Name: David J. Wermuth
Title: Principal

Accepted as of the date hereof:

UBS SECURITIES LLC

By:	/s/ Tushar Virmani
Name: Tushar Virmani
Title: Director

By:	/s/ Mitesh Hassamal
Name: Mitesh Hassamal
Title: Director

SCHEDULE I

Selling Shareholders	Number of Shares To Be Sold
Trident II, L.P.	2,590,777
Marsh & McLennan Capital Professionals Fund, L.P.	72,473
Marsh & McLennan Employees’ Securities Company, L.P.	72,973
Total:	2,736,223

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SCHEDULE II

Free Writing Prospectus:	None
Address for Notices to Underwriter:	UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019 Attention: Syndicate / Michael Ryan Facsimile: (212) 713-3371

Address for Notices to the Company:	+(441) 496-2600 and confirmed in writing to AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, HM 08 Bermuda Attention: Conrad Brooks

Address for Notices to Selling Shareholders:	c/o Stone Point Capital LLC 20 Horseneck Lane Greenwich, CT 06830

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SCHEDULE III

Shares of Common Stock being offered are subject to variable price reoffer by the Underwriter

Number of shares of Common Stock offered: 2,736,223

Number of shares of Common Stock sold per Selling Shareholder:

Trident II, L.P.: 2,590,777

Marsh & McLennan Capital Professionals Fund, L.P.: 72,473

Marsh & McLennan Employees’ Securities Company, L.P.: 72,973

Number of shares of Common Stock (percentage) owned by the Selling Shareholders after the completion of the offering:

Trident II, L.P.: 0 (0%)

Marsh & McLennan Capital Professionals Fund, L.P.: 0 (0%)

Marsh & McLennan Employees’ Securities Company, L.P.: 0 (0%)

Commission from investors for each share of Common Stock sold to such investors: up to $0.20.

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